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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 14, 1996, accompanying the consolidated financial statements of Ciatti's, Inc. included in the Annual Report on Form 10-KSB for the fifty-two weeks ended June 30, 1996 which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                                         /s/ Grant Thornton LLP
                                                             GRANT THORNTON LLP

Minneapolis, Minnesota
September 23, 1996